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                                                                     Exhibit 4.6

                                    INDENTURE
                                       FOR
                             SENIOR DEBT SECURITIES
                          dated as of __________, 20___

     This Indenture, dated as of the ___ day of ___________, 20___, between HSBC Finance Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company") and having its principal office at 2700 Sanders Road, Prospect Heights, Illinois 60070, and ________________________________________ (hereinafter called the "Trustee"), and having its principal Corporate Trust office at ______________________________.

                                   WITNESSETH:

     Whereas, the Company deems it necessary from time to time to borrow money for its corporate purposes and to issue its debt securities therefor, and to that end has duly authorized and directed the execution and delivery of this Indenture to provide for one more series of its unsecured debentures, notes, or other evidence of indebtedness, issuable as provided herein; and

     Whereas, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     Now, Therefore, This Indenture Witnesseth:

     For and in consideration of the premises and the purchase of Notes to be issued hereunder by Holders thereof, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders, as follows:

     Article 1. STANDARD PROVISIONS. All of the terms, conditions, covenants and provisions contained in the Company's Amended and Restated Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of December 15, 2004 (the "Provisions"), a copy of which is attached hereto, are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as is such provisions had been set forth in full herein. All capitalized terms which are used herein and not otherwise defined herein are defined in the Provisions and are used herein with the same meanings as in the Provisions. The Provisions, together with this Indenture, are deemed to be the "Indenture".

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                                   TESTIMONIUM

     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         In Witness Whereof, the parties hereto have caused this Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                           HSBC Finance Corporation

                                           -----------------------------
                                           By:
                                           Title:

Attest:

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(Corporate Seal)


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                                           -----------------------------
                                           By:
                                           Title:

Attest:

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(Corporate Seal)